UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   Entry into a Material Definitive Agreement.

On January 12, 2012, Associated Estates Realty Corporation (the “Company”) entered into an Amended and Restated Credit Facility (“Revolver”) that will replace the Company’s $250 Million Revolving Credit Facility.  The Revolver allows for borrowings in the aggregate principal amount of up to $350 million and initially bears interest at LIBOR plus a spread of 165 basis points.  The interest rate spread over LIBOR is based upon a financial ratio and may range between 165 and 240 basis points for LIBOR-based loans.  There is a commitment fee on the unused portion of the Revolver of either 25 or 30 basis points per annum, depending on the amount borrowed.  When the Company obtains Investment Grade ratings as defined, the interest rate spread over LIBOR will at that time be based upon such rating and may range between 105 and 185 basis points, and the commitment fee will be replaced with a facility fee, also based upon such rating, that may range between 20 and 45 basis points per annum.  The Revolver includes a $50 million accordion amount and has an initial term of four years with a one year extension at the Company’s option.  PNC Capital Markets, LLC, and Wells Fargo Securities, LLC, are the Co-Lead Arrangers and PNC Bank, National Association is the Administrative Agent and Wells Fargo Bank, N.A. is the Syndication Agent.  Bank of America, N.A., Citibank, N.A., and RBS Citizens, N.A. are serving as Documentation Agents.  The other participating banks are Raymond James Bank, FSB and U.S. Bank, N.A.  The Revolver contains financial covenants that include, without limitation, a maximum debt limitation and ratios related to net worth, leverage, fixed charge coverage, unencumbered interest coverage, and dividend payments.  The Revolver includes other customary representations, warranties and covenants.

Certain modifications have been made to the Company’s $125 Million Senior Unsecured Term Loan to conform to changes made in connection with the Revolver, including a reduction in the definition of "Capitalization Rate" (used to determine leverage) from 7.25% to 6.75%.

Citibank, N.A., PNC Bank, National Association, Raymond James Bank, FSB, Wells Fargo Bank, N.A. and/or their respective affiliates, have performed, and any or all of the banks and/or their affiliates may in the future perform, various commercial banking, investment banking and other administrative services for the Company for which they have received, as applicable, and will receive, customary fees and expenses.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

ITEM 9.01   Financial Statements and Exhibits.

             (d)       Exhibits

Exhibit 4.1.  Second Amended and Restated Credit Agreement dated January 12, 2012 between Associated Estates Realty Corporation and PNC Bank, National Association and the several banks, financial institutions and other entities.

Exhibit 4.2.  First Amendment to Term Loan Agreement dated January 12, 2012, between Associated Estates Realty Corporation and PNC Bank, National Association and the other banks and financial institutions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

January 17, 2012	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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